UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 1, 2006

ImageWare Systems, Inc.

(Exact name of registrant as specified in its charter)

California	001-15757	33-0224167
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road, San Diego, CA		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1          Registrant’s Business and Operations

ITEM 1.01.            Entry into a Material Definitive Agreement.

We have amended Mr. Willis’ title, duties and salary under his employment agreement with us, as described in Item 5.02 of the report, incorporated by reference.

SECTION 5          Corporate Governance and Management

Item 5.02.              Resignation of Principal Officers; Appointment of Principal Officers; Election of Directors

(c) Appointment of Principal Officers

We appointed Mr. William Willis as our Executive Vice President of Business Development, effective as of February 1, 2006.  As Executive V.P. of Business Development, he will lead and build our technical and strategic relationships, identify acquisitions, and support our technical strategy and architecture.

Immediately prior to this appointment, Mr. Willis served as our Senior Vice President of Technology and Business Development.  Information about Mr. Willis’s background is included in our definitive proxy statement filed with the Commission on April 29, 2006, and incorporated by reference.  The terms of his employment with our company remain the same as reported in our annual report for the period ended December 31, 2004, incorporated by reference, except his annual salary has been increased to $225,000.

(d) Election of Directors

We appointed Mr. David W. Carey to serve as a director effective February 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a California corporation

Date: February 7, 2006	By:	/s/ Wayne Wetherell
Wayne Wetherell,
Chief Financial Officer